Exhibit n(x) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                             class Y shares exhibit To
                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class Y Shares will consist of sales to institutional purchasers requiring less distribution support activity and less shareholder services, who are also seeking low expense ratios. In connection with this arrangement, Class Y Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Class Y Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    None
Fee
12b-1 Fee              None
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Class Y Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class Y Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Class Y Shares may be exchanged for Class Y Shares of
                   any other Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


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                                 Schedule of Funds
                              Offering class Y Shares
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The Funds set forth on this Schedule each offer Class Y Shares on the terms set forth in the Class Y Shares Exhibit to the Multiple Class Plan, in each case as indicated below:


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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Federated U.S. Government                                        None
Securities Fund: 1-3 Years
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